Exhibit 99.1

The Bancorp, Inc. Reports Second Quarter 2022 Financial Results and Updates Full Year 2022 Guidance

Wilmington, DE – July 28, 2022 – The Bancorp, Inc. ("The Bancorp" or “we”) (NASDAQ: TBBK), a financial holding company, today reported financial results for the second quarter of 2022.

Highlights

•	For the quarter ended June 30, 2022, The Bancorp earned pre-tax income of $41.1 million, compared to $37.0 million for the quarter ended June 30, 2021. The 2021 quarter included $4.3 million of Payroll Protection Program (“PPP”) related interest and fees, substantially all of which were eliminated in the current year quarter. For those respective periods, net income amounted to $30.4 million, or $0.53 diluted earnings per share, compared to net income of $29.4 million, or $0.50 diluted earnings per share.

•	Return on assets and equity for the quarter ended June 30, 2022 amounted to 1.7% and 19%, respectively, compared to 1.7% and 19%, respectively, for the quarter ended June 30, 2021 (all percentages “annualized”).

•	Net interest margin amounted to 3.17% for the quarter ended June 30, 2022, compared to 3.19% for the quarter ended June 30, 2021.

•	Net interest income was $54.6 million for the quarter ended June 30, 2022, compared to $54.1 million for the quarter ended June 30, 2021. The 2021 quarter included $4.3 million of PPP related interest and fees, substantially all of which were eliminated in the current year quarter.

•	Excluding commercial loans, at fair value, which were originally generated for sale, total loans increased to $4.75 billion at June 30, 2022, compared to $4.16 billion at March 31, 2022 and $2.92 billion at June 30, 2021. Those increases reflected growth of 13% quarter over quarter and 61% year over year. Those percentage increases exclude the impact of $55.6 million of June 30, 2022 balances previously included in discontinued assets which were reclassified to loans in the first quarter of 2022.

•	Gross dollar volume (“GDV”), representing the total amounts spent on prepaid and debit cards, increased $1.29 billion, or 5%, to $28.39 billion for the quarter ended June 30, 2022 compared to the quarter ended June 30, 2021. GDV was increased in 2021 by the impact of pandemic related government stimulus payments.

•	SBLOC (securities backed lines of credit), IBLOC (insurance backed lines of credit) and investment advisor financing loans collectively increased 35% year over year and 10% quarter over quarter to $2.43 billion at June 30, 2022.

•	Small Business Loans, including those held at fair value, grew 6% year over year to $729.8 million at June 30, 2022, and 3.5% quarter over quarter. That growth is exclusive of PPP loan balances which amounted to $10.3 million and $129.4 million, respectively, at June 30, 2022 and June 30, 2021.

•	Direct lease financing balances increased 15% year over year to $583.1 million at June 30, 2022, and 8% quarter over quarter.

•	We resumed non-SBA commercial real estate bridge lending in the third quarter of 2021. At June 30, 2022, the balance of such real estate bridge loans was $1.11 billion compared to $803.5 million at March 31, 2022, reflecting quarter over quarter growth of 38%.

•	The average interest rate on $6.38 billion of average deposits and interest-bearing liabilities during the second quarter of 2022 was 0.44%. Average deposits of $6.25 billion for second quarter 2022, reflected a decrease of 0.1% from the $6.26 billion of average deposits for the quarter ended June 30, 2021, which had increased 17% over the June 30, 2020 quarter. Deposit levels during these periods reflected variability resulting from the pandemic and related government stimulus payments.

•	As of June 30, 2022, tier one capital to assets (leverage), tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 to risk-weighted assets ratios were 9.51%, 13.46%, 13.84% and 13.46%, respectively, compared to well-capitalized minimums of 5%, 8%, 10% and 6.5%, respectively. The Bancorp and its wholly owned subsidiary, The Bancorp Bank, each remain well capitalized under banking regulations.

•	Book value per common share at June 30, 2022 was $11.55 per share compared to $10.77 per share at June 30, 2021, an increase of 7%, primarily as a result of retained earnings. Increases resulting from retained earnings and reductions in shares from related repurchases were partially offset by reductions in the market value of securities, which are recognized through equity.

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•	The Bancorp repurchased 577,926 shares of its common stock at an average cost of $25.95 per share during the quarter ended June 30, 2022.

“The second quarter continued to show strong growth across our platform.  With the anticipated continued increase in interest rates based on fed funds futures and strong business pipelines, we expect profitability to steadily increase over the next 18 months.  We are raising our guidance for 2022 from $2.15 per share to a range of $2.25 to $2.30 per share.  This range excludes the impact of 2022 share repurchases but includes interest rate assumptions based on fed funds expectations.”

The Bancorp reported net income of $30.4 million, or $0.53 per diluted share, for the quarter ended June 30, 2022, compared to net income of $29.4 million, or $0.50 per diluted share, for the quarter ended June 30, 2021.

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, July 29, 2022 by clicking on the webcast link on The Bancorp's homepage at www.thebancorp.com. Or you may dial 866.374.5140, access code 81692741.  You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website.

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK), headquartered in Wilmington, Delaware, through its subsidiary, The Bancorp Bank, provides non-bank financial companies with the people, processes, and technology to meet their unique banking needs. Through its Fintech Solutions, Institutional Banking, Commercial Lending, and Real Estate Bridge Lending businesses, The Bancorp provides partner-focused solutions paired with cutting-edge technology for companies that range from entrepreneurial startups to Fortune 500 companies. With over 20 years of experience, The Bancorp has become a leader in the financial services industry, earning recognition as the #1 issuer of prepaid cards in the U.S. in June 2021, a nationwide provider of bridge financing for real estate capital improvement plans, an SBA National Preferred Lender, a leading provider of securities-backed lines of credit, with one of the few bank-owned commercial vehicle leasing groups. As evidence of its company-wide commitment to excellence, The Bancorp has also been ranked in October 2020 as one of the 100 Fastest-Growing Companies by Fortune, a Top 50 Employer in March 2021 by Equal Opportunity Magazine and was selected to be included in the S&P Small Cap 600 in May 2021. For more about The Bancorp, visit https://thebancorp.com/.

Forward-Looking Statements

Statements in this earnings release regarding The Bancorp’s business which are not historical facts are "forward-looking statements." These statements may be identified by the use of forward-looking terminology, including but not limited to the words “intend,” “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “plan,” “estimate,” “continue,” or similar words , and are based on current expectations about important economic, political, and technological factors, among others, and are subject to risks and uncertainties, which could cause the actual results, events or achievements to differ materially from those set forth in or implied by the forward-looking statements and related assumptions. For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp’s filings with the Securities and Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those filings. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this press release, except as may be required under applicable law.

The Bancorp, Inc. Contact

Andres Viroslav

Director, Investor Relations

215-861-7990

andres.viroslav@thebancorp.com

Source: The Bancorp, Inc.

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The Bancorp, Inc.

Financial highlights

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
Consolidated condensed income statements	2022	2021	2022	2021
	(in thousands, except per share data)

Net interest income	$54,569	$54,069	$107,422	$107,826
Provision for (reversal of) credit losses	(1,450)	(951)	3,509	(129)
Non-interest income
ACH, card and other payment processing fees	2,338	1,904	4,322	3,700
Prepaid, debit card and related fees	20,038	19,447	38,690	38,655
Net realized and unrealized gains on commercial
loans, at fair value	3,682	2,579	10,517	4,575
Leasing related income	1,545	1,767	2,518	2,732
Other non-interest income	350	164	470	273
Total non-interest income	27,953	25,861	56,517	49,935
Non-interest expense
Salaries and employee benefits	25,999	27,087	49,847	52,745
Data processing expense	1,246	1,146	2,435	2,272
Legal expense	1,474	2,044	2,268	4,098
Legal settlement	1,152	—	1,152	—
FDIC insurance	673	2,589	1,647	4,969
Software	4,165	3,706	8,029	7,390
Other non-interest expense	8,136	7,311	15,819	14,292
Total non-interest expense	42,845	43,883	81,197	85,766
Income from continuing operations before income taxes	41,127	36,998	79,233	72,124
Income tax expense	10,725	7,840	19,865	16,906
Net income from continuing operations	30,402	29,158	59,368	55,218
Discontinued operations
Income from discontinued operations before income taxes	—	361	—	237
Income tax expense	—	84	—	55
Net income from discontinued operations, net of tax	—	277	—	182
Net income	$30,402	$29,435	$59,368	$55,400

Net income per share from continuing operations - basic	$0.54	$0.51	$1.04	$0.96
Net income per share from discontinued operations - basic	$—	$—	$—	$0.01
Net income per share - basic	$0.54	$0.51	$1.04	$0.97

Net income per share from continuing operations - diluted	$0.53	$0.49	$1.03	$0.93
Net income per share from discontinued operations - diluted	$—	$—	$—	$0.01
Net income per share - diluted	$0.53	$0.50	$1.03	$0.94
Weighted average shares - basic	56,801,518	57,230,576	56,962,000	57,232,557
Weighted average shares - diluted	57,453,730	59,022,925	57,772,538	59,086,956

Note: Compared to higher rates in recent periods, the effective tax rate for the three months ended June 30, 2021 approximated 21% as a result of the impact of tax deductions related to stock-based compensation, recorded as discrete items. The large deductions and tax benefits resulted from the increase in the Company’s stock price as compared to the original various grant dates.

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Condensed consolidated balance sheets	June 30,	March 31,	December 31,	June 30,
	2022 (unaudited)	2022 (unaudited)	2021	2021 (unaudited)
	(in thousands, except share data)
Assets:
Cash and cash equivalents
Cash and due from banks	$12,873	$11,399	$5,382	$5,470
Interest earning deposits at Federal Reserve Bank	329,992	662,827	596,402	583,498
Total cash and cash equivalents	342,865	674,226	601,784	588,968

Investment securities, available-for-sale, at fair value	826,616	907,338	953,709	1,106,075
Commercial loans, at fair value	995,493	1,180,885	1,388,416	1,758,264
Loans, net of deferred fees and costs	4,754,697	4,164,298	3,747,224	2,915,344
Allowance for credit losses	(19,087)	(19,051)	(17,806)	(15,292)
Loans, net	4,735,610	4,145,247	3,729,418	2,900,052
Federal Home Loan Bank and Atlantic Central Bankers Bank stock	1,643	1,663	1,663	1,667
Premises and equipment, net	16,693	16,314	16,156	17,392
Accrued interest receivable	19,264	17,284	17,871	18,668
Intangible assets, net	2,248	2,348	2,447	2,646
Other real estate owned	18,873	18,873	18,873	17,343
Deferred tax asset, net	23,344	18,521	12,667	10,923
Investment in unconsolidated entity, at fair value	—	—	—	24,988
Assets held-for-sale from discontinued operations	—	—	3,268	12,105
Other assets	124,511	99,961	96,967	91,516
Total assets	$7,107,160	$7,082,660	$6,843,239	$6,550,607

Liabilities:
Deposits
Demand and interest checking	$5,394,562	$5,506,083	$5,561,365	$5,225,024
Savings and money market	486,189	722,240	415,546	459,688
Total deposits	5,880,751	6,228,323	5,976,911	5,684,712

Securities sold under agreements to repurchase	42	42	42	42
Short-term borrowings	385,000	—	—	—
Senior debt	98,866	98,774	98,682	98,498
Subordinated debenture	13,401	13,401	13,401	13,401
Other long-term borrowings	39,125	39,318	39,521	39,901
Other liabilities	33,439	50,507	62,228	94,944
Total liabilities	$6,450,624	$6,430,365	$6,190,785	$5,931,498

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 56,865,494 and 57,458,287 shares issued and outstanding at June 30, 2022 and 2021, respectively	56,865	57,155	57,371	57,458
Additional paid-in capital	323,774	336,604	349,686	363,241
Retained earnings	298,474	268,072	239,106	183,853
Accumulated other comprehensive (loss) income	(22,577)	(9,536)	6,291	14,557
Total shareholders' equity	656,536	652,295	652,454	619,109

Total liabilities and shareholders' equity	$7,107,160	$7,082,660	$6,843,239	$6,550,607

Note: Previous balance sheets included assets held-for-sale from discontinued operations, which were reclassified to continuing operations in the first quarter of 2022. Previous balance sheets also included investment in unconsolidated entity, which reflected Bancorp’s balance of the Walnut Street investment. Walnut Street was comprised of Bancorp loans sold to that entity, which was partially financed by an independent investor. In the third quarter of 2021, The Bancorp and that investor dissolved the entity, as the remaining balance did not warrant ongoing administrative and accounting expenses.

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Average balance sheet and net interest income	Three months ended June 30, 2022			Three months ended June 30, 2021
	(dollars in thousands; unaudited)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate

Interest earning assets:
Loans, net of deferred fees and costs**	$5,467,516	$55,100	4.03%	$4,572,712	$49,378	4.32%
Leases-bank qualified*	3,665	63	6.88%	5,783	96	6.64%
Investment securities-taxable	879,112	5,432	2.47%	1,081,419	7,201	2.66%
Investment securities-nontaxable*	3,559	31	3.48%	3,878	32	3.30%
Interest earning deposits at Federal Reserve Bank	545,027	1,004	0.74%	1,120,039	300	0.11%
Net interest earning assets	6,898,879	61,630	3.57%	6,783,831	57,007	3.36%

Allowance for credit losses	(20,295)			(16,406)
Assets held-for-sale from discontinued operations	—	—	—	98,895	781	3.16%
Other assets	243,459			201,539
	$7,122,043			$7,067,859

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$5,697,507	$4,390	0.31%	$5,736,776	$1,327	0.09%
Savings and money market	556,847	1,200	0.86%	526,112	192	0.15%
Total deposits	6,254,354	5,590	0.36%	6,262,888	1,519	0.10%

Short-term borrowings	11,593	32	1.10%	—	—	—
Repurchase agreements	41	—	—	41	—	—
Subordinated debentures	13,401	139	4.15%	13,401	112	3.34%
Senior debt	98,816	1,280	5.18%	100,239	1,280	5.11%
Total deposits and liabilities	6,378,205	7,041	0.44%	6,376,569	2,911	0.18%

Other liabilities	89,422			83,353
Total liabilities	6,467,627			6,459,922

Shareholders' equity	654,416			607,937
	$7,122,043			$7,067,859
Net interest income on tax equivalent basis*		$54,589			$54,877

Tax equivalent adjustment		20			27

Net interest income		$54,569			$54,850
Net interest margin *			3.17%			3.19%

* Full taxable equivalent basis, using a statutory Federal tax rate of 21% for 2022 and 2021.

** Includes commercial loans, at fair value. All periods include non-accrual loans.

NOTE: In the table above, the 2021 interest on loans reflects $3.0 million of interest and fees which were earned on a short-term line of credit to another institution to initially fund Payroll Protection Program (“PPP”) loans, which did not significantly increase average loans or assets and which are not expected to recur. Interest on loans for 2022 and 2021 includes $41,000 and $1.3 million, respectively, of interest and fees on PPP loans.

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Average balance sheet and net interest income	Six months ended June 30, 2022			Six months ended June 30, 2021
	(dollars in thousands; unaudited)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate

Interest earning assets:
Loans, net of deferred fees and costs**	$5,302,850	$105,638	3.98%	$4,524,911	$97,189	4.30%
Leases-bank qualified*	3,839	130	6.77%	6,379	214	6.71%
Investment securities-taxable	909,017	10,323	2.27%	1,136,631	16,009	2.82%
Investment securities-nontaxable*	3,559	62	3.48%	3,960	67	3.38%
Interest earning deposits at Federal Reserve Bank	616,865	1,351	0.44%	935,239	483	0.10%
Net interest earning assets	6,836,130	117,504	3.44%	6,607,120	113,962	3.45%

Allowance for credit losses	(19,075)			(16,241)
Assets held for sale from discontinued operations	—	—	—	103,983	1,634	3.14%
Other assets	232,402			203,821
	$7,049,457			$6,898,683

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$5,636,415	$5,796	0.21%	$5,619,608	$2,944	0.10%
Savings and money market	544,515	1,400	0.51%	466,978	341	0.15%
Total deposits	6,180,930	7,196	0.23%	6,086,586	3,285	0.11%

Short-term borrowings	6,104	32	1.05%	6,491	8	0.25%
Repurchase agreements	41	—	—	41	—	—
Subordinated debentures	13,401	255	3.81%	13,401	225	3.36%
Senior debt	98,770	2,559	5.18%	100,190	2,559	5.11%
Total deposits and liabilities	6,299,246	10,042	0.32%	6,206,709	6,077	0.20%

Other liabilities	95,716			91,837
Total liabilities	6,394,962			6,298,546

Shareholders' equity	654,495			600,137
	$7,049,457			$6,898,683
Net interest income on tax equivalent basis*		$107,462			$109,519

Tax equivalent adjustment		40			59

Net interest income		$107,422			$109,460
Net interest margin *			3.14%			3.26%

* Full taxable equivalent basis, using a statutory Federal tax rate of 21% for 2022 and 2021.

** Includes commercial loans, at fair value. All periods include non-accrual loans.

NOTE: In the table above, the 2021 interest on loans reflects $4.5 million of interest and fees which were earned on a short-term line of credit to another institution to initially fund PPP loans, which did not significantly increase average loans or assets and which are not expected to recur. Interest on loans for 2022 and 2021 includes $481,000 and $3.7 million, respectively, of interest and fees on PPP loans.

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Allowance for credit losses	Six months ended		Year ended
	June 30,	June 30,	December 31,
	2022 (unaudited)	2021 (unaudited)	2021
	(dollars in thousands)

Balance in the allowance for credit losses at beginning of period (1)	$17,806	$16,082	$16,082

Loans charged-off:
SBA non-real estate	844	321	1,138
SBA commercial mortgage	—	23	417
Direct lease financing	199	193	412
SBLOC	—	15	15
Consumer - home equity	—	—	10
Consumer - other	—	—	14
Total	1,043	552	2,006

Recoveries:
SBA non-real estate	33	15	51
SBA commercial mortgage	—	—	9
Direct lease financing	93	7	58
Consumer - home equity	—	—	1,099
Total	126	22	1,217
Net charge-offs	917	530	789
Provision for (reversal of) credit losses, excluding unfunded commitments	2,198	(260)	2,513

Balance in allowance for credit losses at end of period	$19,087	$15,292	$17,806
Net charge-offs/average loans	0.02%	0.02%	0.03%
Net charge-offs/average assets	0.01%	0.01%	0.01%

(1) Excludes activity from discontinued operations.

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Loan portfolio	June 30,	March 31,	December 31,	June 30,
	2022	2022	2021	2021
	(in thousands)

SBL non-real estate	$112,854	$122,387	$147,722	$228,958
SBL commercial mortgage	425,219	385,559	361,171	343,487
SBL construction	27,042	31,432	27,199	18,494
Small business loans	565,115	539,378	536,092	590,939
Direct lease financing	583,086	538,616	531,012	506,424
SBLOC / IBLOC *	2,274,256	2,067,233	1,929,581	1,729,628
Advisor financing **	155,235	146,461	115,770	72,190
Real estate bridge loans	1,106,875	803,477	621,702	—
Other loans ***	63,514	61,096	5,014	5,840
	4,748,081	4,156,261	3,739,171	2,905,021
Unamortized loan fees and costs	6,616	8,037	8,053	10,323
Total loans, including unamortized fees and costs	$4,754,697	$4,164,298	$3,747,224	$2,915,344

Small business portfolio	June 30,	March 31,	December 31,	June 30,
	2022	2022	2021	2021
	(in thousands)

SBL, including unamortized fees and costs	$571,559	$545,462	$541,437	$593,401
SBL, included in loans, at fair value	168,579	183,408	199,585	225,534
Total small business loans ****	$740,138	$728,870	$741,022	$818,935

* Securities Backed Lines of Credit, or SBLOC, are collateralized by marketable securities, while Insurance Backed Lines of Credit, or IBLOC, are collateralized by the cash surrender value of eligible life insurance policies.

** In 2020, we began originating loans to investment advisors for purposes of debt refinance, acquisition of another firm or internal succession. Maximum loan amounts are subject to loan-to-value ratios of 70%, based on third-party business appraisals, but may be increased depending upon the debt service coverage ratio. Personal guarantees and blanket business liens are obtained as appropriate.

*** Includes demand deposit overdrafts reclassified as loan balances totaling $170,000 and $322,000 at June 30, 2022 and December 31, 2021, respectively. Estimated overdraft charge-offs and recoveries are reflected in the allowance for credit losses and have been immaterial.

****The small business loans held at fair value are comprised of the government guaranteed portion of certain SBA loans at the dates indicated (in thousands). A reduction in SBL non-real estate from $122.4 million to $112.9 million in the second quarter of 2022 resulted primarily from U.S. government repayments of PPP loans authorized by The Consolidated Appropriations Act, 2021. PPP loans totaled $10.3 million at June 30, 2022, $23.7 million at March 31, 2022 and $129.4 million at June 30, 2021.

Small business loans as of June 30, 2022

Loan principal
(in millions)
U.S. government guaranteed portion of SBA loans (a)	$375
Paycheck Protection Program loans (PPP) (a)	10
Commercial mortgage SBA (b)	216
Construction SBA (c)	12
Non-guaranteed portion of U.S. government guaranteed loans (d)	100
Non-SBA small business loans (e)	21
Total principal	$734
Unamortized fees and costs	6
Total small business loans	$740

(a) This is the portion of SBA 7a loans (7a) and PPP loans which have been guaranteed by the U.S. government, and therefore are assumed to have no credit risk.

(b) Substantially all these loans are made under the SBA 504 Fixed Asset Financing program (504) which dictates origination date loan-to-value percentages (“LTV”), generally 50-60%, to which the Bank adheres.

(c) Of the $12 million in Construction SBA loans, $11 million are 504 first mortgages with an origination date LTV of 50-60% and $1 million are SBA interim loans with an approved SBA post-construction full takeout/payoff.

(d) The $100 million represents the unguaranteed portion of 7a loans which are 70% or more guaranteed by the U.S. government. 7a loans are not made on the basis of real estate LTV; however, they are subject to SBA's "All Available Collateral" rule which mandates that to the extent a borrower or its 20% or greater principals have available collateral (including personal residences), the collateral must be pledged to fully collateralize the loan, after applying SBA-determined liquidation rates. In addition, all 7a and 504 loans require the personal guaranty of all 20% or greater owners.

(e) The $21 million of non-SBA loans are primarily comprised of approximately 20 conventional coffee/doughnut/carryout franchisee note purchases.

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Small business loans by type as of June 30, 2022

(Excludes government guaranteed portion of SBA 7a loans and PPP loans)

	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
	(dollars in millions)
Hotels (except casino hotels) and motels	$69	$—	$—	$69	19%
Full-service restaurants	13	2	2	17	5%
Car washes	16	1	—	17	5%
Child day care services	15	—	1	16	4%
Outpatient mental health and substance abuse centers	15	—	—	15	4%
Baked goods stores	4	—	9	13	4%
Funeral homes and funeral services	10	—	—	10	3%
Fitness and recreational sports centers	5	2	2	9	3%
Offices of lawyers	9	—	—	9	3%
Assisted living facilities for the elderly	9	—	—	9	3%
Gasoline stations with convenience stores	8	—	—	8	2%
Lessors of nonresidential buildings	8	—	—	8	2%
General warehousing and storage	7	—	—	7	2%
Lessors of other real estate property	6	—	—	6	2%
All other amusement and recreation industries	5	—	1	6	2%
Limited-service restaurants	1	2	2	5	1%
Other miscellaneous durable goods merchant wholesalers	5	—	—	5	1%
Other technical and trade schools	—	5	—	5	1%
Other spectator sports	5	—	—	5	1%
Plumbing, heating, and air-conditioning contractors	3	—	1	4	1%
Offices of dentists	2	1	—	3	1%
Landscaping services	2	—	1	3	1%
Other warehousing and storage	3	—	—	3	1%
All other miscellaneous wood product manufacturing	3	—	—	3	1%
Offices of physicians (except mental health specialists)	3	—	—	3	1%
Vocational rehabilitation services	3	—	—	3	1%
Elementary and secondary schools	2	—	—	2	1%
All other miscellaneous general purpose machinery manufacturing	2	—	—	2	1%
Sewing, needlework, and piece goods stores	2	—	—	2	1%
Pet care (except veterinary) services	2	—	—	2	1%
Automotive body, paint, and interior repair and maintenance	2	—	—	2	1%
Amusement arcades	2	—	—	2	1%
Offices of real estate agents and brokers	2	—	—	2	1%
Other**	49	1	23	73	19%
Total	$292	$14	$42	$348	100%

* Of the SBL commercial mortgage and SBL construction loans, $79 million represents the total of the non-guaranteed portion of SBA 7a loans and non-SBA loans. The balance of those categories represents SBA 504 loans with 50%-60% origination date loan-to-values.

**Loan types less than $2 million are spread over a hundred different classifications such as Commercial Printing, Pet and Pet Supplies Stores, Securities Brokerage, etc.

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State diversification as of June 30, 2022

(Excludes government guaranteed portion of SBA 7a loans and PPP loans)

	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
	(dollars in millions)
Florida	$67	$—	$5	$72	20%
California	48	2	3	53	15%
North Carolina	23	7	2	32	9%
New York	25	—	3	28	8%
Pennsylvania	22	—	2	24	6%
Colorado	11	4	1	16	5%
Illinois	15	—	2	17	5%
Texas	12	—	4	16	5%
New Jersey	7	—	7	14	4%
Virginia	9	—	1	10	3%
Connecticut	10	—	—	10	3%
Georgia	7	—	2	9	3%
Tennessee	8	—	—	8	2%
Ohio	6	—	—	6	2%
Michigan	3	—	—	3	1%
Other States	19	1	10	30	9%
Total	$292	$14	$42	$348	100%

* Of the SBL commercial mortgage and SBL construction loans, $79 million represents the total of the non-guaranteed portion of SBA 7a loans and non-SBA loans. The balance of those categories represents SBA 504 loans with 50%-60% origination date loan-to-values.

Top 10 loans as of June 30, 2022

Type*	State	SBL commercial mortgage*
	(in millions)
Mental health and substance abuse center	FL	$10
Hotel	FL	9
Lawyer’s office	CA	9
General warehousing and storage	PA	7
Hotel	NY	6
Hotel	NC	5
Assisted living facility	FL	5
Mental health and substance abuse center	CT	5
Technical and trade school	NC	5
Hotel	PA	5
Total		$66

* All of the top 10 loans are 504 SBA loans with 50%-60% origination date loan-to-value and are in the commercial mortgage category. The top 10 loan table above does not include loans to the extent that they are U.S. government guaranteed.

10

Commercial real estate loans, excluding SBA loans, are as follows including LTV at origination:

Type as of June 30, 2022

Type	# Loans	Balance	Weighted average origination date LTV	Weighted average interest rate
	(dollars in millions)
Real estate bridge loans (multi-family apartment loans recorded at book value)*	95	$1,107	74%	4.52%

Non-SBA commercial real estate loans, at fair value:
Multi-family (apartment bridge loans)*	48	$697	76%	4.74%
Hospitality (hotels and lodging)	8	71	65%	5.65%
Retail	4	52	71%	5.01%
Other	5	13	74%	5.06%
	65	833	74%	4.84%
Fair value adjustment		(6)
Total non-SBA commercial real estate loans, at fair value		827
Total commercial real estate loans		$1,934	74%	4.67%

*In the third quarter of 2021, we resumed the origination of multi-family apartment loans. These are similar to the multi-family apartment loans carried at fair value, but at origination are intended to be held on the balance sheet, so are not accounted for at fair value.

State diversification as of June 30, 2022			15 largest loans as of June 30, 2022

State	Balance	Origination date LTV	State	Balance	Origination date LTV
(dollars in millions)			(dollars in millions)
Texas	$678	76%	Texas	$41	75%
Georgia	189	73%	Texas	39	79%
Ohio	115	72%	Texas	39	72%
Florida	103	73%	Tennessee	38	72%
Tennessee	101	70%	Texas	37	75%
Alabama	89	74%	Texas	37	80%
Arizona	56	72%	Michigan	31	79%
Other States each <$55 million	603	74%	Tennessee	30	62%
Total	$1,934	74%	Missouri	30	72%
			Mississippi	29	79%
			Texas	28	77%
			Texas	27	77%
			New Jersey	27	77%
			Ohio	27	74%
			Oklahoma	27	78%
			15 Largest loans	$487	75%

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Institutional banking loans outstanding at June 30, 2022

Type	Principal	% of total
	(dollars in millions)
Securities backed lines of credit (SBLOC)	$1,257	52%
Insurance backed lines of credit (IBLOC)	1,017	42%
Advisor financing	155	6%
Total	$2,429	100%

For SBLOC, we generally lend up to 50% of the value of equities and 80% for investment grade securities. While equities have fallen in excess of 30% in recent years, the reduction in collateral value of brokerage accounts collateralizing SBLOCs generally has been less, for two reasons. First, many collateral accounts are “balanced” and accordingly have a component of debt securities, which have either not decreased in value as much as equities, or in some cases may have increased in value. Secondly, many of these accounts have the benefit of professional investment advisors who provided some protection against market downturns, through diversification and other means. Additionally, borrowers often utilize only a portion of collateral value, which lowers the percentage of principal to collateral.

Top 10 SBLOC loans at June 30, 2022

	Principal amount	% Principal to collateral
	(dollars in millions)
	$18	41%
	16	62%
	14	35%
	9	32%
	9	64%
	9	44%
	9	70%
	8	73%
	6	29%
	6	51%
Total and weighted average	$104	49%

Insurance backed lines of credit (IBLOC)

IBLOC loans are backed by the cash value of eligible life insurance policies which have been assigned to us.  We generally lend up to 95% of such cash value. Our underwriting standards require approval of the insurance companies which carry the policies backing these loans. Currently, eight insurance companies have been approved and, as of April 21, 2022, all were rated Excellent (A or better) by AM BEST.

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Direct lease financing* by type as of June 30, 2022

	Principal balance	% Total
	(dollars in millions)
Construction	$116	20%
Government agencies and public institutions**	91	16%
Waste management and remediation services	68	12%
Real estate and rental and leasing	60	10%
Retail trade	49	8%
Health care and social assistance	31	5%
Transportation and warehousing	31	5%
Professional, scientific, and technical services	20	3%
Wholesale trade	17	3%
Manufacturing	17	3%
Educational services	8	1%
Finance and insurance	7	1%
Arts, entertainment and recreation	4	1%
Other	64	12%
Total	$583	100%

* Of the total $583 million of direct lease financing, $500 million consisted of vehicle leases with the remaining balance consisting of equipment leases.

** Includes public universities and school districts.

Direct lease financing by state as of June 30, 2022

State	Principal balance	% Total
	(dollars in millions)
Florida	$93	16%
Utah	52	9%
California	49	8%
New Jersey	40	7%
Pennsylvania	39	7%
Texas	39	7%
New York	31	5%
North Carolina	26	4%
Maryland	24	4%
Connecticut	17	3%
Washington	17	3%
Georgia	14	2%
Idaho	12	2%
Alabama	10	2%
Illinois	10	2%
Other States	110	19%
Total	$583	100%

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Capital ratios	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of June 30, 2022
The Bancorp, Inc.	9.51%	13.46%	13.84%	13.46%
The Bancorp Bank	10.45%	14.84%	15.22%	14.84%
"Well capitalized" institution (under FDIC regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2021
The Bancorp, Inc.	10.40%	14.72%	15.13%	14.72%
The Bancorp Bank	10.98%	15.48%	15.88%	15.48%
"Well capitalized" institution (under FDIC regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Selected operating ratios
Return on average assets (1)	1.71%	1.67%	1.70%	1.62%
Return on average equity (1)	18.63%	19.42%	18.29%	18.62%
Net interest margin	3.17%	3.19%	3.14%	3.26%

(1) Annualized

Book value per share table	June 30,	March 31,	December 31,	June 30,
	2022	2022	2021	2021
Book value per share	$11.55	$11.41	$11.37	$10.77

Loan quality table	June 30,	March 31,	December 31,	June 30,
	2022	2022	2021	2021
	(dollars in thousands)
Nonperforming loans to total loans	0.18%	0.20%	0.10%	0.31%
Nonperforming assets to total assets	0.39%	0.38%	0.33%	0.40%
Allowance for credit losses to total loans	0.40%	0.46%	0.48%	0.52%

Nonaccrual loans	$3,698	$3,621	$3,161	$7,346
Loans 90 days past due still accruing interest	4,848	4,597	461	1,550
Other real estate owned	18,873	18,873	18,873	17,343
Total nonperforming assets	$27,419	$27,091	$22,495	$26,239

Gross dollar volume (GDV) (1)	Three months ended
	June 30,	March 31,	December 31,	June 30,
	2022	2021	2021	2021
	(in thousands)

Prepaid and debit card GDV	$28,394,897	$28,564,582	$24,821,576	$27,106,763

(1) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp Bank.

14

Business line quarterly summary
Quarter ended June 30, 2022
(dollars in millions)

		Balances
			% Growth
Major business lines	Average approximate rates *	Balances **	Year over year	Linked quarter annualized
Loans
Institutional banking ***	2.9%	$ 2,429	35%	39%
Small business lending****	4.9%	740	6%	14%
Leasing	6.0%	583	15%	33%
Commercial real estate (non-SBA loans, at fair value)	4.8%	827	nm	nm
Real estate bridge loans (recorded at book value)	4.5%	1,107	nm	nm
Weighted average yield	4.1%	$ 5,686			Non-interest income
						% Growth
Deposits: Fintech solutions group					Current quarter	Year over year
Prepaid and debit card issuance, and other payments	0.4%	$ 5,650	(1%)	nm	$ 22.4	5%

* Average rates are for the quarter ended June 30, 2022.

** Loan and deposit categories are respectively based on period-end and average quarterly balances.

*** Institutional Banking loans are comprised of security backed lines of credit (SBLOC), collateralized by marketable securities, insurance backed lines of credit (IBLOC), collateralized by the cash surrender value of eligible life insurance policies, and investment advisor financing.

**** Small Business Lending is substantially comprised of SBA loans. Loan growth percentages exclude short-term PPP loans.

15